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                                                                Exhibit 23.1
                                                                ------------



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-75812 of Solutia Inc. on Form S-3 of our report dated March 4, 2002, appearing in the Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle) and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Saint Louis, Missouri
March 7, 2002